EXHIBIT 4.2

THIRD AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

by and among

MAP PHARMACEUTICALS, INC.

and

THE STOCKHOLDERS LISTED THEREIN

Dated: March 21, 2007

THIRD AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated March 21, 2007, is by and among MAP Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the investor stockholders listed on Schedule 1 hereto (the “Investors”) and the stockholders listed on Schedule 2 hereto (the “Founding Stockholders”).

WHEREAS, pursuant to the Stock Purchase Agreement, dated as of the date hereof (the “Series D Stock Purchase Agreement”), by and among the Company and the Investors, the Company has agreed to issue and sell to the Investors an aggregate of 6,989,582 shares of Series D Convertible Participating Preferred Stock, par value $0.01 per share, of the Company (the “Series D Preferred Stock”);

WHEREAS, pursuant to the Stock Purchase Agreement, dated as of January 19, 2006 (the “Series C Stock Purchase Agreement”), by and among the Company and certain of the Investors, the Company issued and sold an aggregate of 6,011,904 shares of Series C Convertible Participating Preferred Stock, par value $0.01 per share, of the Company (the “Series C Preferred Stock”)

WHEREAS, pursuant to the Stock Purchase Agreement, dated as of August 13, 2004 (the “Series B Stock Purchase Agreement”), by and between the Company and certain of the Investors, the Company issued and sold an aggregate of 8,282,223 shares (after giving effect to the 9-for-1 forward stock split effected on June 16, 2005) of Series B Convertible Participating Preferred Stock, par value $0.01 per share, of the Company (the “Series B Preferred Stock”);

WHEREAS, pursuant to the Stock Purchase Agreement, dated as of March 3, 2004 (the “Series A Stock Purchase Agreement”), by and between the Company and one of the Investors, the Company issued and sold an aggregate of 1,080,000 shares (after giving effect to the 9-for-1 forward stock split effected on June 16, 2005) of Series A Convertible Participating Preferred Stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”);

WHEREAS, the Company, certain of the Investors and the Founding Stockholders are parties to that certain Second Amended and Restated Registration Rights Agreement dated as of January 19, 2006 (the “Current Rights Agreement”);

WHEREAS, concurrently herewith, the Company, the Investors and the Founding Stockholders (as hereinafter defined) are entering into the Restated Stockholders Agreement (as hereinafter defined), pursuant to which the parties thereto have agreed to, among other things, certain first offer and tag-along rights, preemptive rights and certain corporate governance rights and obligations; and

WHEREAS, in order to induce each of the Investors to purchase its shares of Series D Preferred Stock, and to induce the parties hereto to enter into the Restated

Stockholders Agreement with respect to such shares of Preferred Stock, the Company and the parties hereto wish to amend and restate the Current Rights Agreement in its entirety as set forth herein, and the Company agrees to grant registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto amend, restate, supersede and replace the Current Rights Agreement in its entirety and agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” shall mean any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, any partner or member, as the case may be, of an Investor, and any Person under common management with an Investor, shall be deemed to be an Affiliate of such Investor.

“Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Approved Underwriter” has the meaning set forth in Section 3.6.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Closing Price” means, with respect to the Registrable Securities, as of the date of determination, (a) if the Registrable Securities are listed on a national securities exchange, the closing price per share of a Registrable Security on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Registrable Securities are then listed or admitted to trading; or (b) if the Registrable Securities are not then listed or admitted to trading on any national securities exchange but are designated as national market system securities by the NASD, the last trading price per share of a Registrable Security on such date; or (c) if there shall have been no trading on such date or if the Registrable Securities are not designated as national market system securities by the NASD, the average of the reported closing bid and asked prices of the Registrable Securities on such date as shown by The NASDAQ

Global Market (or its successor); or (d) if none of (a), (b) or (c) is applicable, a price per share determined in good faith by the Board of Directors or, if such determination is not satisfactory to the Designated Holders for whom such determination is being made, by a nationally recognized investment banking firm selected by the Company and such Designated Holders, the expenses for which shall be borne equally by the Company and such Designated Holders. If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 P.M. New York City time.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company or any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Underwriter” has the meaning set forth in Section 4.1.

“Current Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Demand Registration” has the meaning set forth in Section 3.1.

“Designated Holder” means each of the Investor Stockholders, the Founding Stockholders and any transferee of any of them to whom Registrable Securities have been transferred in accordance with Section 10.5 of this Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to an effective Registration Statement under the Securities Act or to the public pursuant to Rule 144 under the Securities Act (or any successor rule thereto).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

“Founding Stockholders” means the stockholders listed on Schedule 2 hereto and any Permitted Transferee (as defined in the Restated Stockholders Agreement) thereof to whom Registrable Securities are transferred in accordance with Section 2.2 of the Restated Stockholders Agreement (so long as such agreement is in effect) and with Section 10.5 of this Agreement.

“Holders’ Counsel” has the meaning set forth in Section 7.1(a).

“Incidental Registration” has the meaning set forth in Section 4.1.

“Indemnified Party” has the meaning set forth in Section 8.3.

“Indemnifying Party” has the meaning set forth in Section 8.3.

“Initial Public Offering” means the initial public offering of the shares of Common Stock of the Company pursuant to an effective Registration Statement filed under the Securities Act.

“Initiating Holders” has the meaning set forth in Section 3.1.

“Inspector” or “Inspectors” has the meaning set forth in Section 7.1(g).

“Investors” has the meaning set forth in the preamble to this Agreement.

“Investor Stockholders” means each Investor and any Permitted Transferee (as defined in the Restated Stockholders Agreement) thereof to whom Registrable Securities are transferred in accordance with Section 2.2 of the Restated Stockholders Agreement (so long as such agreement is in effect) and with Section 10.5 of this Agreement.

“IPO Effectiveness Date” means the date upon which the Company closes its Initial Public Offering.

“Liability” or “Liabilities” has the meaning set forth in Section 8.1.

“Market Price” means, on any date of determination, the average of the daily Closing Price of the Registrable Securities for the immediately preceding thirty (30) days on which the national securities exchanges are open for trading, provided, however, that if the Board determines the price of the Registrable Securities pursuant to clause (d) of the definition of Closing Price, such price shall be the Market Price.

“NASD” means the National Association of Securities Dealers, Inc.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Preferred Stock” means the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

“Records” has the meaning set forth in Section 7.1(g).

“Registrable Securities” means each of the following: (a) any and all shares of Common Stock owned by the Designated Holders or issued or issuable upon conversion of shares of Preferred Stock owned by the Designated Holders and any shares of Common Stock issued or issuable upon conversion of any shares of preferred stock or exercise of any warrants acquired by any of the Designated Holders after the date hereof, (b) any other shares of Common Stock acquired or owned by any of the Designated

Holders prior to the IPO Effectiveness Date, or acquired or owned by any of the Designated Holders after the IPO Effectiveness Date if such Designated Holder is an Affiliate of the Company and (c) any shares of Common Stock issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock issuable upon conversion, exercise or exchange thereof.

“Registration Expenses” has the meaning set forth in Section 7.4.

“Registration Statement” means a registration statement filed pursuant to the Securities Act.

“Restated Stockholders Agreement” means the Third Amended and Restated Stockholders Agreement, dated the date hereof, among the Company, the Investors and the Founding Stockholders.

“S-3 Initiating Holders” has the meaning set forth in Section 5.1 of this Agreement.

“S-3 Registration” has the meaning set forth in Section 5.1.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Series A Preferred Stock” has the meaning set forth in the recitals to this Agreement.

“Series A Stock Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Series B Preferred Stock” has the meaning set forth in the recitals to this Agreement.

“Series B Stock Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Series C Preferred Stock” has the meaning set forth in the recitals to this Agreement.

“Series C Stock Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Series D Preferred Stock” has the meaning set forth in the recitals to this Agreement.

“Series D Stock Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Valid Business Reason” has the meaning set forth in Section 3.1.

ARTICLE II

GENERAL; SECURITIES SUBJECT TO THIS AGREEMENT

2.1 Grant of Rights. The Company hereby grants registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

2.2 Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) (x) the entire amount of the Registrable Securities owned by a Designated Holder may then be sold on any one day pursuant to Rule 144 promulgated under the Securities Act and (y) such Designated Holder owning such Registrable Securities owns less than one percent (1%) of the outstanding shares of Common Stock on a fully diluted basis or (iii) the Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement.

2.3 Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

ARTICLE III

DEMAND REGISTRATION

3.1 Request for Demand Registration. Upon the earlier of (i) six (6) months after the IPO Effectiveness Date and (ii) September 30, 2008, Investor Stockholders holding at least 25% of the Registrable Securities then held by all of the Investor Stockholders (the “Initiating Holders”) and proposing to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of the delivery of their request for demand registration) to the public of not less than $10,000,000, may make a written request to the Company to register, and the Company shall register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor thereto) (a “Demand Registration”), the number of Registrable Securities stated in such request; provided, however, that the Company shall not be obligated to effect more than two (2) such

Demand Registrations for the Investor Stockholders and provided, further, that, if such Demand Registration shall result in an Initial Public Offering, such written request must be made by Investor Stockholders holding more than 50% of the Registrable Securities then held by all of the Investor Stockholders and proposing to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of the delivery of their request for demand registration) to the public of not less than $15,000,000. If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because (i) in the case of a demand that would cause the Initial Public Offering, it would require the Company to make public disclosure of information, the public disclosure of which would have a material adverse effect upon the Company or (ii) it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company (a “Valid Business Reason”), the Company may (x) postpone filing a registration statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than ninety (90) days, and (y) in case a registration statement has been filed relating to a Demand Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors, may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement. The Company shall give written notice of its determination to postpone or withdraw, but in no event for more than ninety (90) days, a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing under this Section 3.1 more than once in any twelve (12) month period. Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

3.2 Incidental or “Piggy-Back” Rights with Respect to a Demand Registration. Each of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3.1) may offer its Registrable Securities under any Demand Registration pursuant to this Section 3.2. Within five (5) days after the receipt of a request for a Demand Registration from an Initiating Holder, the Company shall (i) give written notice thereof to all of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3.1) and (ii) subject to Section 3.5, include in such registration all of the Registrable Securities held by such Designated Holders from whom the Company has received a written request for inclusion therein within fifteen (15) days of the receipt by such Designated Holders of such written notice referred to in clause (i) above. Each such request by such Designated Holders shall specify the number of Registrable Securities proposed to be registered. The failure of any Designated Holder to respond within such 15-day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Holder’s rights under this Article III with respect to such Demand Registration. Any Designated Holder may waive its rights under this Article III prior to the expiration of such 15-day period by giving written notice to the Company, with a copy to the Initiating Holders. If a Designated

Holder sends the Company a written request for inclusion of part or all of such Designated Holder’s Registrable Securities in a registration, such Designated Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in its sole discretion unless, as a result of facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions, such Designated Holder reasonably determines that participation in such registration would have a material adverse effect on such Designated Holder.

3.3 Effective Demand Registration.

(a) The Company shall use its reasonable best efforts to cause any such Demand Registration to become and remain effective as soon as reasonably practicable, and in no event more than ninety (90) days, after it receives a request under Section 3.1 hereof. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) 120 days; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holder.

(b) Notwithstanding anything set forth elsewhere herein, if any registration prepared by the Company at the request of Initiating Holders pursuant to this Article III is not filed or does not become effective as a result of the decision of the Initiating Holders or any underwriter designated by them other than because of the Company’s failure to comply with its obligations hereunder, because of a material adverse change in the Company’s business or another reason primarily attributable to the Company, and the Investor Stockholders elect not to pay all of the Registration Expenses incurred in connection with such registration request, then such registration shall count as one of the two Demand Registrations that the Investor Stockholders may make pursuant to Section 3.1.

3.4 Expenses. The Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective.

3.5 Underwriting Procedures. If the Company or the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall use its reasonable best efforts to cause such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved

Underwriter selected in accordance with Section 3.6. In connection with any Demand Registration under this Article III involving an underwritten offering, none of the Registrable Securities held by any Designated Holder making a request for inclusion of such Registrable Securities pursuant to Section 3.2 hereof shall be included in such underwritten offering unless such Designated Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriter, and then only in such quantity as will not, in the opinion of the Approved Underwriter, jeopardize the success of such offering by the Initiating Holders. If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that the Approved Underwriter believes may be sold without any such material adverse effect and shall reduce the amount of Registrable Securities to be included in such registration, with such reduction applying first as to the Company, second as to the Founding Stockholders who request to participate in such registration pursuant to Section 3.2 hereof as a group, third as to the Investor Stockholders who are not Initiating Holders and who request to participate in such registration pursuant to Section 3.2 hereof as a group, and fourth as to the Initiating Holders as a group, pro rata within each group based on the number of Registrable Securities owned by each such holder of Registrable Securities, as the case may be.

3.6 Selection of Underwriters. If any Demand Registration or S-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Company shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the “Approved Underwriter”); provided, however, that the Approved Underwriter shall, in any case, also be approved by Initiating Holders or S-3 Initiating Holders, as the case may be, holding a majority of the Registrable Securities held by such Initiating Holders or S-3 Initiating Holders, as applicable, such approval not to be unreasonably withheld.

ARTICLE IV

INCIDENTAL OR “PIGGY-BACK” REGISTRATION

4.1 Request for Incidental Registration. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company of its equity securities for cash for its own account (other than (a) a Registration Statement in which the only equity securities being registered are equity securities issuable upon conversion of debt securities which are also being registered, (b) a Registration Statement on Form S-4 or Form S-8, or any successor thereto, or otherwise primarily in connection with a Company stock incentive plan, or (c) a Registration Statement in connection with an exchange offer of securities solely to existing security holders of the Company, or (d) a Registration Statement relating to a transaction under Rule 145 of the Securities Act) or for the account of any stockholder of the Company other than the Designated Holders, then the Company shall give written notice of such proposed filing to each of the Designated Holders at least twenty (20) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holders may request (an “Incidental Registration”). The Company shall use its reasonable best efforts (within twenty (20) days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the “Company Underwriter”) to permit each of the Designated Holders who have requested in writing to participate in the Incidental Registration to include its, his or her Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the account of such other stockholder, as the case may be, included therein, provided that (other than as set forth in Articles III and V and as may be otherwise set forth in this Article IV) the Company shall have the right to postpone or withdraw, in its sole discretion, any such registration without obligation to any Designated Holder. In connection with any Incidental Registration under this Section 4.1 involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders accept the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter, and then, subject to the following two sentences, only in such quantity as the Company Underwriter believes will not jeopardize the success of the offering by the Company. If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Investor Stockholders have requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such material adverse effect, first, all of the securities to be offered for the account of the Company; second, the Registrable Securities to be offered for the account of the Investor Stockholders pursuant to this Article IV, pro rata based on the number of Registrable Securities owned by each such Investor Stockholder; third, the Registrable Securities to be offered for the account of the Founding Stockholders pursuant to this Article IV, pro rata based on the number of Registrable Securities owned by each such Founding Stockholder; and fourth, any other securities requested to be included in such offering; provided, however, that no such reduction shall reduce the number of shares of Registrable Securities to be offered for the account of Investor Stockholders below 30% of the total number of shares included in the Incidental Registration. Notwithstanding the foregoing, if such offering is the Initial Public Offering, any or all of the Registrable Securities held by the Investor Stockholders may be excluded if the underwriters make the determination described above.

4.2 Expenses. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Article IV, whether or not such Incidental Registration becomes effective.

ARTICLE V

FORM S-3 REGISTRATION

5.1 Request for a Form S-3 Registration. Upon the Company becoming eligible for use of Form S-3 (or any successor form thereto) under the Securities Act in connection with a public offering of its securities, in the event that the Company shall receive from Investor Stockholders holding 25% of the Registrable Securities then held by all of the Investor Stockholders (the “S-3 Initiating Holders”) and proposing to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of the delivery of their request for demand registration) to the public of not less than $2,000,000, a written request that the Company register, under the Securities Act on Form S-3 (or any successor form then in effect) (an “S-3 Registration”), all or a portion of the Registrable Securities owned by such S-3 Initiating Holders, the Company shall give written notice of such request to all of the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under this Section 5.1) at least ten (10) days before the anticipated filing date of such Form S-3, and such notice shall describe the proposed registration and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request in writing to the Company, given within ten (10) days after their receipt from the Company of the written notice of such registration; provided, however, that the Company shall not be required to effect more than two S-3 Registrations in any twelve (12) month period. If requested by the S-3 Initiating Holders such S-3 Registration shall be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act. With respect to each S-3 Registration, the Company shall, subject to Section 5.2, (i) include in such offering the Registrable Securities of the S-3 Initiating Holders and (ii) use its reasonable best efforts to (x) cause such registration pursuant to this Section 5.1 to become and remain effective within forty-five (45) days after it receives a request therefor; provided, however, that if during the ten (10) day period prior to the expiration of such forty-five (45) day period the Company receives comments from the Commission on the filed Form S-3 or any other registration statements under the Securities Act or reports under the Exchange Act it has filed with the Commission, then the forty-five (45) day period in this clause (x) is extended to fifty-five (55) days, and (y) include in such offering the Registrable Securities of the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under this Section 5.1) who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the S-3 Initiating Holders included therein.

5.2 Form S-3 Underwriting Procedures. If the S-3 Initiating Holders holding a majority of the Registrable Securities held by all of the S-3 Initiating Holders so elect, the Company shall use its reasonable best efforts to cause such S-3 Registration pursuant to this Article V to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3.6. In connection with any S-3 Registration under Section 5.1 involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, the Approved Underwriter and the S-3 Initiating Holders, and then only in such quantity as such underwriter believes will not jeopardize the success of such offering by the S-3 Initiating Holders. If the Approved Underwriter believes that the registration of all or part of the Registrable Securities which the S-3 Initiating Holders and the other Designated Holders have requested to be included would materially adversely affect the success of such public offering, then the Company shall be required to include in the underwritten offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such material adverse effect, first, all of the Registrable Securities to be offered for the account of the S-3 Initiating Holders, pro rata based on the number of Registrable Securities owned by such S-3 Initiating Holders; second, the Registrable Securities to be offered for the account of the other Designated Holders who requested inclusion of their Registrable Securities pursuant to Section 5.1, pro rata based on the number of Registrable Securities owned by such Designated Holders; and third, any other securities requested to be included in such offering.

5.3 Limitations on Form S-3 Registrations. If the Board of Directors has a Valid Business Reason, the Company may (x) postpone filing a registration statement relating to a S-3 Registration until such Valid Business Reason no longer exists, but in no event for more than ninety (90) days, and (y) in case a registration statement has been filed relating to a S-3 Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors, may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement. The Company shall give written notice of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason more than once in any twelve (12) month period. In addition, the Company shall not be required to effect any registration pursuant to Section 5.1 (i) within ninety (90) days after the effective date of any other Registration Statement of the Company, or (ii) if Form S-3 is not available for such offering by the S-3 Initiating Holders.

5.4 Expenses. The Company shall bear all Registration Expenses in connection with any S-3 Registration pursuant to this Article V, whether or not such S-3 Registration becomes effective.

5.5 No Demand Registration. No registration requested by any S-3 Initiating Holder pursuant to this Article V shall be deemed a Demand Registration pursuant to Article III.

ARTICLE VI

MARKET STANDOFF AGREEMENTS

6.1 Restrictions on Public Sale by Designated Holders. In connection with the Company’s Initial Public Offering, to the extent (i) requested by the Company and the Company Underwriter and (ii) all of the Company’s officers, directors and holders in excess of one percent (1%) of its outstanding capital stock execute agreements identical to those referred to in this Section 6.1, each Designated Holder of Registrable Securities agrees (x) not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including, without limitation, by means of a short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale of Registrable Securities and (y) not to make any request for a Demand Registration or S-3 Registration under this Agreement, during the 180-day period beginning on the effective date of the Registration Statement (except as part of such registration) for the Initial Public Offering (or such longer period, not to exceed eighteen (18) days after the expiration of such 180 day period, as the Company Underwriter or the Company shall request in order to facilitate compliance with NASD Rule 2711).

6.2 Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor thereto), during the period beginning on the effective date of any Registration Statement relating to the offering in which the Designated Holders of Registrable Securities are participating and ending on the earlier of (i) the date on which all Registrable Securities registered pursuant to such Registration Statement are sold and (ii) 120 days after the effective date of such Registration Statement (except as part of such registration).

ARTICLE VII

REGISTRATION PROCEDURES

7.1 Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Article III, Article IV or Article V of this Agreement, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

(a) prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration (“Holders’ Counsel”) and any other Inspector with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, subject to such documents being under the Company’s control, and

(y) the Company shall notify the Holders’ Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all action required to prevent the entry of such stop order or to remove it if entered;

(b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 120 days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; provided, that if the S-3 Initiating Holders have requested that an S-3 Registration be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act, then the Company shall use reasonable best efforts to keep such Registration Statement effective until all Registrable Securities covered by such Registration Statement have been sold; and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(c) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d) register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7.1(d), or (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(e) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f) enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Article III, Article IV or Article V, as the case may be) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in “road shows” and other information meetings organized by the Approved Underwriter or Company Underwriter;

(g) make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders’ Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an “Inspector” and collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company’s judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(h) if such sale is pursuant to an underwritten offering, obtain “cold comfort” letters dated the effective date of the registration statement and the date of the closing under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as Holders’ Counsel or the managing underwriter reasonably requests;

(i) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

(j) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

(l) keep Holders’ Counsel advised in writing as to the initiation and progress of any registration under Article III, Article IV or Article V hereunder;

(m) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

(n) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

7.2 Seller Information. The Company may require, as a condition to each seller’s rights hereunder, that such seller of Registrable Securities furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing and such other information to the extent required by law for use in connection with the Registration Statement or prospectus in which such seller’s Registrable Securities are proposed to be included.

7.3 Notice to Discontinue. Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7.1(e), such Designated Holder shall use commercially reasonable efforts to discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 7.1(e) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the

Company’s expense) all copies, other than permanent file copies then in such Designated Holder’s possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7.1(e) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 7.1(e).

7.4 Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification), (v) the reasonable fees, charges and disbursements of one counsel to the Designated Holders of Registrable Securities and (vi) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or piggy-back registration thereon, Incidental Registration or S-3 Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. All of the expenses described in the preceding sentence of this Section 7.4 are referred to herein as “Registration Expenses.” The Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker’s commission, underwriter’s discount or commission or other selling commissions relating to registration and sale of such Designated Holders’ Registrable Securities and stock transfer taxes and, subject to clause (v) above, shall bear the fees and expenses of their own counsel.

ARTICLE VIII

INDEMNIFICATION; CONTRIBUTION

8.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Designated Holder, its partners, directors, officers and affiliates and each Person who controls or is alleged to control (within the meaning of Section 15 of the Securities Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus, preliminary prospectus, free-writing prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus, free-writing prospectus or final prospectus in reliance and in conformity with information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Section 8.2. The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

8.2 Indemnification by Designated Holders. In connection with any Registration Statement in which a Designated Holder is participating pursuant to Article III, Article IV or Article V hereof, each such Designated Holder agrees to indemnify and hold harmless the Company, its directors, officers and affiliates, any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only if such statement or alleged statement or omission was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use in such registration statement or prospectus; provided, however, that the total amount to be indemnified by such Designated Holder pursuant to this Section 8.2 shall be limited to the net proceeds received by such Designated Holder in the offering to which the Registration Statement or prospectus relates.

8.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified

Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

8.4 Contribution. If the indemnification provided for in this Article VIII from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8.1, 8.2 and 8.3, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that the total amount to be contributed by any Designated Holder shall be limited to the net proceeds received by such Designated Holder in the offering.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE IX

COVENANTS

9.1 Rule 144. The Company covenants that from and after the IPO Effectiveness Date, but only for so long as the Company has a class of securities registered under Section 12 of the Exchange Act, it shall (a) use its reasonable best efforts to file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Designated Holder of Registrable Securities, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

9.2 Form S-3. The Company covenants that from and after the IPO Effectiveness Date, it shall take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Designated Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the one-year anniversary of the IPO Effectiveness Date occurs.

ARTICLE X

MISCELLANEOUS

10.1 Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Registrable Securities, (ii) any and all shares of Common Stock of the Company into which the Registrable Securities are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

10.2 No Inconsistent Agreements. The Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Designated Holders herein. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement without the written consent of holders of at least a majority of the Registrable Securities.

10.3 Remedies. The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

10.4 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

(a) if to the Company:

MAP Pharmaceuticals, Inc.

2400 Bayshore Parkway, 2nd Floor

Mountain View, CA 94043

Telecopy: 650-386-3101

Attention: Timothy S. Nelson

with a copy to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Telecopy: 650-463-2600

Attention: Patrick A. Pohlen

(b) if to any Investor Stockholder, to the addresses appearing below such Investor Stockholder’s name on Schedule 1.

(c) if to any Founding Stockholder, to the addresses appearing below such Founding Stockholder’s name on the signature pages hereto.

(d) if to any other Designated Holder, at its address as it appears on the record books of the Company.

All such notices, demands and other communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 10.4 designate another address or Person for receipt of notices hereunder.

10.5 Successors and Assigns; Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The Demand Registration rights and the S-3 Registration rights and related rights of the Investor Stockholders contained in Articles III and V hereof and the rights and obligations of the Investor Stockholders, contained in Article VIII hereof, and the incidental or “piggy-back” registration rights of the Designated Holders contained in Section 3.2 and Articles IV and V hereof and the other rights of each of the Designated Holders with respect thereto may be, with respect to any Registrable Security, assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Designated Holder of not less than 500,000 shares of Registrable Securities (or all shares of a Designated Holder’s Registrable Securities if less than 500,000) or to an Affiliate of such Designated Holder (in which case there shall be no restrictions as to minimum shareholdings), as applicable, but only if such Registrable Security is transferred in compliance with the Restated Stockholders Agreement and such Person agrees in writing to be bound by this Agreement. All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in Article VIII, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

10.6 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company, (ii) Investor Stockholders holding Registrable Securities representing at least a majority of the aggregate number of Registrable Securities owned by all of the Investor Stockholders and (iii) with respect to amendments or waivers materially adversely affecting the Founding Stockholders in a manner different than the manner in which the Investor Stockholders are affected, by Founding Stockholders holding Registrable Securities representing at least a majority of the aggregate number of Registrable Securities owned by all of the Founding Stockholders; provided, however, that the consent of an Investor Stockholder shall be required for any amendment, supplement, modification or waiver of any term of this Agreement that materially adversely affects such Investor Stockholder in a manner different than the manner in which the other Investor Stockholders are affected. Any such written consent shall be binding upon the Company and all of the Designated Holders.

10.7 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

10.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

10.9 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY, THE INVESTOR STOCKHOLDERS AND THE FOUNDING STOCKHOLDERS HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA. ANY AND ALL SERVICE OF PROCESS SHALL BE EFFECTIVE AGAINST ANY PARTY OR STOCKHOLDER IF GIVEN PERSONALLY OR BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OF MAIL THAT REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID TO SUCH PARTY AS FOLLOWS: (A) AT THE RESPECTIVE ADDRESSES LISTED IN SECTION 10.4 OR (B) AT THE ADDRESS APPEARING BELOW EACH STOCKHOLDER’S NAME ON THE SIGNATURE PAGES HERETO IF SERVICE OF PROCESS SHALL BE MADE ON A STOCKHOLDER. EACH OF THE PARTIES AND THE STOCKHOLDERS WAIVES ANY RIGHT IT OR HE MAY HAVE TO JURY TRIAL.

10.10 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

10.11 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

10.12 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

10.13 Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

10.14 Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Series A Purchase Agreement, the Series B Stock Purchase Agreement, the Series C Stock Purchase Agreement, the Series D Stock Purchase Agreement or the Restated Stockholders Agreement.

10.15 Additional Parties. Persons who become “Purchasers” of the Company’s Series D Preferred Stock after the effective date of this Agreement pursuant to and in accordance with the Series D Stock Purchase Agreement and who execute signature pages to this Agreement shall become parties hereto, and no consent or waiver of any party hereto, other than the Company, shall be required to add such additional party. Upon the accession of such parties to this Agreement, the Company shall amend Schedule 1 hereto and shall provide such amended Schedule 1 to all other parties hereto.

10.16 Termination of the Current Rights Agreement. Upon execution and delivery of this Agreement by the Company and Investor Stockholders holding Registrable Securities (as defined in the Current Rights Agreement) representing at least a majority of the aggregate number of Registrable Securities (as so defined) owned by all of the Investor Stockholders, the Current Rights Agreement shall terminate.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Third Amended and Restated Registration Rights Agreement on the date first written above.

MAP PHARMACEUTICALS, INC.

By:	/s/ Timothy S. Nelson

Name: Timothy S. Nelson
Title: President and Chief Executive Officer

[Signature Page to Third Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Third Amended and Restated Registration Rights Agreement on the date first written above.

PERSEUS-SOROS BIOPHARMACEUTICAL FUND, LP

By:	/s/ Jay A. Schoenfarber

Name: Jay A. Schoenfarber
Title: Attorney-in-Fact

[Signature Page to Third Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Third Amended and Restated Registration Rights Agreement on the date first written above.

Bay City Capital Management IV, LLC
General Partner of:

BAY CITY CAPITAL FUND IV, L.P.

By: Bay City Capital LLC, its Manager

By:	/s/ Carl Goldfischer

Name: Carl Goldfischer
Title: Manager and Managing Director

Bay City Capital Management IV, LLC
General Partner of:

BAY CITY CAPITAL FUND IV CO-INVESTMENT FUND, L.P.

By: Bay City Capital LLC, its Manager

By:	/s/ Carl Goldfischer

Name: Carl Goldfischer
Title: Manager and Managing Director

[Signature Page to Third Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Third Amended and Restated Registration Rights Agreement on the date first written above.

PEQUOT PRIVATE EQUITY FUND III, L.P.

By:	Pequot Capital Management, Inc.,
as Investment Manager

By:	/s/ Carlos Rodrigues

Name:	Carlos Rodrigues
Title:	Chief Financial Officer

Notice to:	Aryeh Davis
Carlos Rodrigues
c/o Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, CT 06880

PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P.

By:	Pequot Capital Management, Inc.,
as Investment Manager

By:	/s/ Carlos Rodrigues

Name:	Carlos Rodrigues
Title:	Chief Financial Officer

Notice to:	Aryeh Davis
Carlos Rodrigues
c/o Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, CT 06880

[Signature Page to Third Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Third Amended and Restated Registration Rights Agreement on the date first written above.

SKYLINE VENTURE PARTNERS III, L.P.

By: Skyline Venture Management III, LLC
Its: General Partner

By:	/s/ John G. Freund

Name: John G. Freund
Title: Managing Director

SKYLINE VENTURE PARTNERS QUALIFIED PURCHASER FUND III, L.P.

By: Skyline Venture Management III, LLC
Its: General Partner

By:	/s/ John G. Freund

Name: John G. Freund
Title: Managing Director

[Signature Page to Third Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Third Amended and Restated Registration Rights Agreement on the date first written above.

SKYLINE EXPANSION FUND, L.P.

By: Skyline Expansion Fund Management, LLC
Its: General Partner
By: Skyline Venture Management III, LLC
Its: Managing Member

By:	/s/ John G. Freund

Name: John G. Freund
Title: Managing Director

[Signature Page to Third Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Third Amended and Restated Registration Rights Agreement on the date first written above.

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By: Brookside Capital Investors, L.P., its general partner
By: Brookside Capital Management, LLC, its general partner

By:	/s/ Matthew McPherron

Name: Matthew McPherron
Title: Managing Director

[Signature Page to Third Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Third Amended and Restated Registration Rights Agreement on the date first written above.

ALEXANDRIA EQUITIES, LLC,
a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation, managing member

By:	/s/ Etsuko Mason

Name:	Etsuko Mason
Title:	Vice President, Treasurer & Assistant Secretary

[Signature Page to Third Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Third Amended and Restated Registration Rights Agreement on the date first written above.

D. E. SHAW MENISCUS PORTFOLIOS, L.L.C.

By: D. E. Shaw & Co., L.L.C., as managing member

By:	/s/ Anne Dinning

Name:	Anne Dinning
Title:	Managing Director

[Signature Page to Third Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Third Amended and Restated Registration Rights Agreement on the date first written above.

OXFORD FINANCE CORPORATION,
a Delaware corporation

By:	/s/ Michael J. Altenburger

Name:	Michael J. Altenburger
Title:	Chief Financial Officer

[Signature Page to Third Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Third Amended and Restated Registration Rights Agreement on the date first written above.

/s/ Thomas A. Armer

Name: Thomas A. Armer
State of Residence:
Address:

/s/ Thomas K. Garver

Name: Thomas K. Garver
State of Residence:
Address:

/s/ Michael S. McCord

Name: Michael S. McCord
State of Residence:
Address:

/s/ Marc J. Minkoff

Name: Marc J. Minkoff
State of Residence:
Address:

/s/ Michael G. Boulegeris

Name: Michael G. Boulegeris
State of Residence:
Address:

THE MICHAEL S. MCCORD GST TRUST

By: /s/ Michael S. McCord

Name: Michael S. McCord
Title: Trustee

[Signature Page to Third Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Third Amended and Restated Registration Rights Agreement on the date first written above.

VP COMPANY INVESTMENTS 2004, LLC,
a Delaware limited liability company

By:	/s/ Alan Mendelson

Name: Alan Mendelson
Title: Managing Member

THE MENDELSON FAMILY TRUST

By:	/s/ Alan Mendelson

Name: Alan Mendelson
Title: Trustee

/s/ Patrick A. Pohlen

Name: Patrick A. Pohlen
State of Residence:
Address:

[Signature Page to Third Amended and Restated Registration Rights Agreement]